Exhibit 99.1

LETTER OF EXCHANGE

With respect to the Exchange Offer regarding

Claims under the Credit Agreement of

YRC Worldwide Inc.

The Information and Exchange Agent (“Exchange Agent”) for the Exchange Offer is:

U.S. Bank National Association

Completed and Signed Letters of Exchange or facsimiles thereof may be submitted to the Exchange Agent by Facsimile, First Class Mail, Hand, Express Mail or Overnight Courier at:

U.S. Bank National Association

Two Liberty Place

50 S. 16th Street, Suite 2000

Philadelphia, PA 19102

Attention: George Rayzis

Facsimile: (215) 761-9412

Confirmation:

(215) 761-9317

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON JULY 15, 2011 UNLESS EXTENDED (THE “EXPIRATION DATE”)

To Holder of Record of Credit Agreement Claims:

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2011 (the “Prospectus”), forming a part of the Registration Statement on Form S-1 of YRC Worldwide Inc., a Delaware corporation (the “Company”), which was declared effective by the Securities and Exchange Commission, with respect to the Company’s exchange offer set forth therein (the “Exchange Offer”) relating to credit agreement claims (“Credit Agreement Claims”) under the Company’s credit agreement, dated as of August 17, 2007 (as amended, the “Credit Agreement”), among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as administrative agent, and the other agents and lenders named therein (each, a “Lender”). Pursuant to the Exchange Offer, the Company is offering to exchange the Credit Agreement Claims and non-LC credit agreement claims (as defined in the Prospectus) held of record by the undersigned for (in part) the undersigned’s pro rata share of newly issued (a) Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”) and (b) 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”), respectively, each as described in the Prospectus.

The undersigned has completed, executed and delivered this Letter of Exchange (this “Letter”) or a facsimile thereof to indicate the action it desires to take with respect to the Exchange Offer.

The Exchange Offer is not being made to, and Letters of Exchange in respect of Credit Agreement Claims will not be accepted from or on behalf of, persons in any jurisdiction in which the making or the acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned submits for exchange to the Company the aggregate amount of Credit Agreement Claims indicated below. Subject to, and effective upon, the acceptance of Credit Agreement Claims submitted for exchange with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Credit Agreement Claims submitted for exchange hereby.

The undersigned constitutes and appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the Credit Agreement Claims submitted for exchange hereby, with full power of substitution, to: (a) deliver the Credit Agreement Claims and all accompanying evidence of transfer and authenticity to or upon the order of the Company and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the Credit Agreement Claims, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that it is a holder of record of Credit Agreement Claims in the aggregate amount indicated below and has full power and authority to exchange, assign and transfer the Credit Agreement Claims submitted for exchange hereby and to acquire the exchange consideration issuable upon exchange of such Credit Agreement Claims, and that, when the Credit Agreement Claims submitted hereby are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Credit Agreement Claims submitted hereby.

Please contact the administrative agent for information regarding your Credit Agreement Claims, including the amount thereof.

The undersigned understands that the Company may accept the undersigned’s Credit Agreement Claims submitted hereby for exchange by delivering oral (promptly confirmed in writing) or written notice of acceptance to the Exchange Agent following the Expiration Date. Credit Agreement Claims submitted for exchange may be withdrawn only in accordance with the procedures set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Exchanges.”

The aggregate amount of Credit Agreement Claims held by the undersigned is (FILL IN AMOUNT):

$            .

With respect to the Exchange Offer, the undersigned hereby (CHECK APPROPRIATE BOX):

☐	SUBMITS FOR EXCHANGE all of the Credit Agreement Claims held by it. Note: By checking this box you will be deemed to have submitted for exchange all of your Credit Agreement Claims (including any amounts in excess of the amount specified above due to additional accrued and deferred interest and fees or otherwise).

☐	DOES NOT SUBMIT FOR EXCHANGE any Credit Agreement Claims held by it.

If you do not timely return a properly completed and signed Letter of Exchange or a facsimile thereof with an instruction to submit for exchange, you will be deemed NOT to have submitted such Credit Agreement Claims for exchange.

In connection with the Exchange Offer, record holders of Credit Agreement Claims who participate in the Exchange Offer are also eligible to subscribe to purchase for cash the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”) as set forth in the Prospectus. Only record holders of Credit Agreement Claims that have validly submitted all of their Credit Agreement Claims for exchange may participate in the subscription for the Series B Notes.

Holders of Series B Preferred Stock and/or Series A Notes that are convertible into 10% or more of Company’s common stock or who otherwise may be deemed to be affiliates of the Company have the right to become party to a registration rights agreement with respect to the resale of the Series A Notes and the common stock such Series A Notes and Series B Preferred Stock are convertible into, as described in the Prospectus under “Registration Rights.” The Series B Preferred Stock and the Series A Notes registration rights agreements and the securityholder questionnaires contained therein are available on Intralinks. Copies of an executed “Holder” signature page and a completed and signed securityholder questionnaire in respect of either or both of the registration rights agreements may be sent by email or facsimile to the attention of: John Berger, Kirkland & Ellis LLP, john.berger@kirkland.com, facsimile: (312) 862-2200, to be held in escrow pending the closing of the Exchange Offer.

FOR SETTLEMENT OF THE SERIES B PREFERRED STOCK IN CERTIFICATED FORM AND, IF APPLICABLE, SERIES A NOTES ON THE SYSTEMS OF THE DEPOSITORY TRUST COMPANY, RESPECTIVELY, PLEASE PROVIDE THE FOLLOWING INFORMATION:

FOR SERIES B PREFERRED STOCK TO BE HELD IN HOLDER’S NAME:

Account Name/ Name of Institution

EIN / Taxpayer ID #

Address (Street)

Address (City, State, Zip)

Operations Contact (or other person handling settlement)

Contact Telephone Number

Contact Fax Number

Contact Email Address

FOR SERIES A NOTES TO BE DEPOSITED AT DTC AND CREDITED TO DTC PARTICIPANT ACCOUNT (applicable to non-LC credit agreement claims):

DTC Participant Name

DTC Participant Number

Contact Name at DTC Participant

Email Address for Contact at DTC Participant

SIGNATURE PAGE FOLLOWS.

SUBSTITUTE FORM W-9 FOLLOWS.

BOTH MUST BE COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY.

The identity of the Lender below and the amount of such Lender’s holdings are strictly confidential in accordance with the Credit Agreement. This Letter of Exchange references only the Credit Agreement Claims in the amounts set forth herein that are subject to and controlled by the signatory on this signature page as a Lender under the Credit Agreement.

PLEASE SIGN BELOW (TO BE COMPLETED BY ALL HOLDERS OF RECORD OF CREDIT AGREEMENT CLAIMS):

LENDER:

Name of Institution:

Signature:

Print Name:

Title:

Telephone:

Email:

Date: , 2011

TAXPAYER IDENTIFICATION NUMBER AND SUBSTITUTE FORM W-9

Each tendering holder is required to provide the Exchange Agent with its correct taxpayer identification number, which, in the case of a holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct taxpayer identification number, the holder may be subject to backup withholding and a U.S.$50 penalty imposed by the Internal Revenue Service. If withholding results in an over-payment of taxes, a refund may be obtained. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

To prevent backup withholding, each holder of record submitting Credit Agreement Claims for exchange must provide such holder’s correct taxpayer identification number by completing the Substitute Form W-9, certifying that the taxpayer identification number provided is correct (or that such holder is awaiting a taxpayer identification number), and that (i) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the Credit Agreement Claims are registered in more than one name or are not in the name of the actual owner, consult the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for information on which taxpayer identification number to report.

The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligation regarding backup withholding.

PAYER’S NAME:
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request For Taxpayer Identification Number (“TIN”)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY OR BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number(s)
	PART 2 — CERTIFICATION — Under Penalties of Perjury, I certify that	Part 3 —

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Awaiting TIN ☐

CERTIFICATION INSTRUCTIONS — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE	DATE
NAME (please print)

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the IRS as backup withholding.

SIGNATURE	DATE
NAME (please print)

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 (OR W-8, IF
APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING AND A U.S.$50 PENALTY
IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER.

Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

SECURITY FOR THIS TYPE OF ACCOUNT:		GIVE THE SOCIAL NUMBER OF
1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the combined account or, if individual funds, the first on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust account trustee(1)	The grantor (grantor is also trustee)

	b. So-called trust account that is not a legal owner(1)	The actual or valid trust under state law

5.	Sole proprietorship	The owner(1)

EMPLOYER FOR THIS TYPE OF ACCOUNT:		GIVE THE IDENTIFICATION NUMBER OF
6.	Sole proprietorship	The owner(1)

7.	A valid trust, estate or pension trust	The legal entity(4)

8.	Corporate	The corporation

9.	Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization

10.	Partnership	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining A Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from withholding include:

•

An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•

The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

PRIVACY ACT NOTICE — Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE